UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2015

AVENUE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-36839	20-5556885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 10th Avenue South, Suite 400, Nashville, TN	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 736-6940

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 30, 2015, the compensation committee of the Board of Directors of Avenue Financial Holdings, Inc. (the “Company”) approved the Company’s Annual Executive Incentive Plan (the “Incentive Plan”) in which certain members of executive management participate, including each of our Named Executive Officers. The Incentive Plan provides for the grant of bonus awards to certain members of our executive management team with the awards being earned based on the attainment of one or more performance goals. These performance goals may include items such as return on average assets, organic asset growth, nonperforming assets, earnings per share, net interest margin, net loan growth, deposit growth, loan origination, and individual performance review, among others described in the Incentive Plan. The specific goals and weighting of those goals are established by the compensation committee and tailored to different roles and responsibilities of the individual participants. Performance goals are measured at the end of the fiscal year and payment for any earned bonuses would be made promptly thereafter. Payment of any earned awards will be in the form of eighty percent (80%) cash and twenty percent (20%) shares of common stock to be issued pursuant to our 2012 Long Term Incentive Plan, valued at the time of payment and vesting one-half in 12 months and the remaining one-half in 24 months. The participant must remain an employee of the Company to receive the vested shares. The first year of the Incentive Plan will be 2015. The Incentive Plan has an initial term of three years, subject to the ability of the Board of Directors to extend that term.

The compensation committee has established threshold, target and maximum payouts for the performance year 2015 based on the achievement of a combination of company performance metrics and personal goal metrics. The threshold level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that performance goal. The maximum level of performance represents the level for which the maximum bonus would be earned for that particular goal and the target level represents the target level of performance. Our compensation committee has approved the following payout levels, as a percentage of base salary, for each level of performance for our named executive officers:

Name of Executive Officer	Threshold	Target	Maximum
Ronald L. Samuels	15.0%	30.0%	45.0%
G. Kent Cleaver	15.0%	30.0%	45.0%
Barbara J. Zipperian	12.5%	25.0%	37.5%
E. Andrew Moats	12.5%	25.0%	37.5%

A copy of the Incentive Plan and form of award agreement is attached to this filing as an exhibit and the description above should be read in conjunction with the full Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Annual Executive Incentive Plan

10.2	Form of Annual Bonus Award Agreement for Fiscal Year 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE FINANCIAL HOLDINGS, INC.
(Registrant)

Date: May 5, 2015
	By:	/s/ Barbara J. Zipperian
Barbara J. Zipperian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Annual Executive Incentive Plan

10.2	Form of Annual Bonus Award Agreement for Fiscal Year 2015